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                     REVLON CONSUMER PRODUCTS CORPORATION
                          OFFER FOR ALL OUTSTANDING
                         8 1/8% SENIOR NOTES DUE 2006
                               IN EXCHANGE FOR
                  8 1/8% SENIOR EXCHANGE NOTES DUE 2006 AND
                          OFFER FOR ALL OUTSTANDING
                  8 5/8% SENIOR SUBORDINATED NOTES DUE 2008
                               IN EXCHANGE FOR
              8 5/8% SENIOR SUBORDINATED EXCHANGE NOTES DUE 2008


To Our Clients:


   Enclosed for your consideration is a Prospectus, dated April 3, 1998 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Revlon Consumer Products Corporation (the "Company") to exchange its 8 1/8% Senior Exchange Notes due 2006 and its 8 5/8% Senior Subordinated Exchange Notes due 2008, which have been registered under the Securities Act of 1933, as amended, for its outstanding 8 1/8% Senior Notes due 2006 (the "Old Senior Notes") and its 8 5/8% Senior Subordinated Notes due 2008 (the "Old Senior Subordinated Notes" and, together with the Old Senior Notes, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Agreement dated January 28, 1998, by and among the Company, Revlon Escrow Corp. and the initial purchasers referred to therein.

   This material is being forwarded to you as the beneficial owner of the Old Senior Notes or Old Senior Subordinated Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD SENIOR NOTES OR OLD SENIOR SUBORDINATED NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Senior Notes or Old Senior Subordinated Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Senior Notes or Old Senior Subordinated Notes on your behalf in accordance with the provisions of the Exchange Offer.
The Exchange Offer will expire at 5:00 p.m., New York City time, on      ,
1998, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.


   Your attention is directed to the following:

   1. The Exchange Offer is for any and all Old Notes.

   2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

   3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.


   4. The Exchange Offer expires at 5:00 p.m., New York City time, on May 5, 1998, unless extended by the Company.

   If you wish to have us tender your Old Senior Notes or Old Senior Subordinated Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD SENIOR NOTES OR OLD SENIOR SUBORDINATED NOTES.



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                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Revlon Consumer Products Corporation with respect to its Old Notes.


   This will instruct you to tender the Old Senior Notes or Old Senior Subordinated Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

   Please tender the Old Senior Notes or Old Senior Subordinated Notes held by you for my account as indicated below:



                                           AGGREGATE PRINCIPAL AMOUNT OF OLD SENIOR NOTES
                                           -------------------------------------------------
8 1/8% Senior Notes due 2006.............
                                           -------------------------------------------------
[] Please do not tender any Old Senior
   Notes held by you for my account.
                                           AGGREGATE PRINCIPAL AMOUNT OF OLD SENIOR
                                           SUBORDINATED NOTES
                                           -------------------------------------------------
8 5/8% Senior Subordinated Notes due
 2008....................................
                                           -------------------------------------------------
[] Please do not tender any Old Senior
   Subordinated Notes held by you for
   my account.
Dated:         , 1998
                                           -------------------------------------------------

                                           -------------------------------------------------
                                                              Signature(s)

                                           -------------------------------------------------

                                           --------------------------------------------------

                                           -------------------------------------------------
                                                       Please print name(s) here

                                           --------------------------------------------------

                                           --------------------------------------------------
                                                              Address(es)

                                           -------------------------------------------------
                                                     Area Code and Telephone Number

                                           -------------------------------------------------
                                              Tax Identification or Social Security No(s).




   None of the Old Senior Notes or Old Senior Subordinated Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Senior Notes or Old Senior Subordinated Notes held by us for your account.

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